UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 7, 2013

EXCEL TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34698	27-1493212
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(Address of Principal Executive Offices, Including Zip Code)

(858) 613-1800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 7, 2013, Excel Trust, Inc. (the “Company”) held its Annual Meeting of Stockholders, at which the stockholders voted on the following proposals:

Proposal 1: Election of directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualify.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Gary B. Sabin	34,698,183	2,992,534	2,310,575
Spencer G. Plumb	35,610,263	2,080,454	2,310,575
Mark T. Burton	32,765,913	4,924,804	2,310,575
Bruce G. Blakley	37,235,084	455,633	2,310,575
Burland B. East III	32,825,929	4,864,788	2,310,575
Robert E. Parsons, Jr.	37,265,362	425,355	2,310,575
Warren R. Staley	37,233,880	456,837	2,310,575

Proposal 2: Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,957,472	39,141	4,679	N/A

Proposal 3: Resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,429,062	238,109	23,546	2,310,575

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2013	Excel Trust, Inc.

	By:	/s/ S. Eric Ottesen
S. Eric Ottesen
Senior Vice President, General Counsel and Secretary